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Exhibit 99.1




                               NORTH FORK BANCORP
   275 Broadhollow Road, Melville, NY 11747 (631) 844-1258 FAX (631) 844-1471


FOR IMMEDIATE RELEASE               Contact:  Daniel M. Healy
                                              Executive Vice President
                                              Chief Financial Officer
                                              (631) 844-1258


                            NORTH FORK BANCORPORATION
                     DECLARES ITS REGULAR QUARTERLY DIVIDEND


     Melville, N.Y. - June 28, 2005 - North Fork Bancorporation, Inc. (NYSE:NFB) announced that its Board of Directors declared its regular quarterly dividend of $.22 cents per common stock. The dividend will be payable August 15, 2005, to shareholders of record at the close of business on July 29, 2005.

     North Fork is a regional bank holding company headquartered in New York with approximately $60 billion in assets conducting commercial and retail banking from 357 branch locations in the Tri-State area with a complementary national mortgage banking business.


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